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                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of December 10, 1993 between DELPHI INFORMATION SYSTEMS, INC., a Delaware corporation (the "Company"), and Phil Frandsen and Brenda Frandsen (each a "Holder" and collectively the "Holders").

     1. INTRODUCTION. Pursuant to an Agreement and Plan of Reorganization and Merger dated as of the date hereof among the Company, Mountain Systems International, Inc., MS International Acquisition Corporation and the Holders (the "Merger Agreement"), the Board of Directors of the Company has authorized the grant of certain registration rights to the Holders on the terms and conditions set forth herein.

     2.   REGISTRATION UNDER SECURITIES ACT.

          2.1  REGISTRATION ON FORM S-3.

               (a) REGISTRATION. The Company will file within one year after the date of closing of the transactions described in the Merger Agreement (the "Closing Date") a Form S-3 with respect to 50% of the Registrable Shares held by the Holders on the date of filing so as to permit the Holders to sell such shares from time to time in NASDAQ transactions; provided that the Company is eligible to file Form S-3. The shares so registered on Form S-3 shall be allocated among the Holders in such proportions as they shall unanimously determine and so advise the Company. The Company will use its best efforts to make such Form S-3 effective as soon after filing as possible. The Company will use its best efforts to keep such Form S-3 effective for six months to the extent necessary to accommodate the Holder's intended sales, with the understanding that there may be periods of time during such six-month period when sales may have to be suspended temporarily until disclosure of pending transactions. The Company will notify each Holder in writing if any such suspension should become necessary and will make the supplemental disclosure necessary to enable such Holder to resume selling at the earliest time reasonably deemed consistent with the best interests of the Company and its stockholders generally.

               (b) EXPENSES. The Company shall bear all Registration Expenses associated with the Form S-3 registration and the Holders shall pay brokerage fees and dealer discounts applicable to shares sold by them and fees and disbursements of any legal counsel or accountants retained by them.

          2.2 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Shares under the Securities Act as provided in Section 2.1, the Company shall, as expeditiously as possible:

                    (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Shares at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Holder(s) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

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                    (ii) prepare and file with the Commission such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the period of time specified in Section 2.1;

                    (iii) furnish to each seller of Registrable Shares covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such seller;

                    (iv) use its best efforts to register or qualify all Registrable Shares covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                    (v) use its best efforts to cause all Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                    (vi) notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (vii) notify the Holders and their counsel (A) when any post-effective amendment to any registration statement becomes effective and when any further amendment of

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or supplement to the prospectus shall be filed with the SEC, (B) of any request or proposed request by the SEC for an amendment or supplement to any registration statement, to the related prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or any order directed to the related prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in such prospectus, and (D) of receipt by the Company of any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

                    (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all other applicable securities regulations of other government agencies.

          The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (vi{of this Section 2.2, the Holders will forthwith discontinue their disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 2.2 and, if so directed by the company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holders' possession of the prospectus relating to such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this Section 2.2 shall be extended by the length of the period from and including the date when each seller of any Registrable Shares covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (vi) of this Section 2.2.

          2.3 HOLDBACK AGREEMENTS. Each Holder agrees, if so required by the underwriter managing any underwritten offering of the Company's securities, not to effect any public sale or distribution of any securities of the Company during the seven days prior to and the 180 days (or such longer period as the managing underwriter may reasonably require for the Company's officers and all holdback agreements entered into with holders of Common Stock) after any underwritten registration has become effective (the "Holdback"); provided, that such Holder shall not be subject to the Holdback beyond the expiration of this Agreement.

          2.4 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Shares registered under such registration statement and up to one designated counsel and one designated accounting firm to represent the interests of the Holders, at the expense of the Holders, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its

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books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          MERGER AGREEMENT:  As defined in Section 1 of this Agreement.

          CLOSING DATE:  As defined in Section 2.1(a) of this Agreement.

          COMMISSION: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          COMMON STOCK:  The common stock, $0.10 par value, of the Company.

          COMPANY:  As defined in the introductory paragraph of this Agreement.

          HOLDER OR HOLDERS: As defined in the introductory paragraph to this Agreement.

          PERSON: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

          REGISTRABLE SHARES: (a) Any shares of Common Stock received by Holders pursuant to Section 1.2 of the Merger Agreement, and (b) any additional shares of Common Stock receivable or received by the Holders upon the payment of stock dividends thereon and (c) any securities issued or issuable with respect to the Common Stock referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, excepting any of the aforementioned shares which, in the opinion of Jones, Day, Reavis & Pogue (or if such firm is not counsel to the Company, counsel to the Holders), may at the time of proposed sale or registration be sold pursuant to Rule 144(k) of the Securities Act or any exemption to the same effect which permits such shares to be freely sold. Any particular Registrable Shares shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; provided that if pursuant to Rule 144, the Holders may sell less than all of the Registrable Shares at any one time, such shares of Common Stock which the Company has not agreed to register pursuant to this Registration Rights Agreement may be sold or deemed eligible for sale by the Holders prior to such shares of Common Stock which the Company has agreed to register hereunder, or (iii) three years shall have expired since the Closing Date.

          REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery

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expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, but excluding transfer taxes, if any, and fees and disbursements of legal counsel and accountants, if any, retained by the Holders.

          SECURITIES ACT: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     4. RULE 144. The Company shall timely file the reports required to be filed by it under the Securities Exchange Act of 1934 (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of Rule 144 adopted by the Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders.

     6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Shares for purposes of any request or other action by any Holder or the Holders pursuant to this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial Ownership of such Registrable Shares.

     7.   INDEMNIFICATION.

          (a) INDEMNIFICATION OF HOLDERS. In each case of a registration of shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holders, from and against any and all losses, claims, damages and liabilities (including reasonable expenses of counsel) (collectively, "Claims"), arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares were registered under the Securities Act, any prospectus or preliminary prospectus contained in that statement or any amendment or supplement to any such statement or prospectus (including, in each case, documents incorporated by reference), or arising from any omission or alleged omission to state a material fact, except for Claims arising from (i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any of the Holders

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furnished to the Company in writing by any of the Holders expressly for use therein, or (ii) the fact that any Holder sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of such prospectus, as amended or supplemented.

          (b) NOTICE AND DEFENSE OF CLAIMS. If any third party shall notify Holders with respect to any matter which may give rise to a Claim for indemnification against the Company, then the Holders shall notify the Company thereof promptly (and in any event within 30 days after receiving any written notice from a third party of any such matter). Once the Holders have given notice of the matter to the Company, the Holders may defend against the matter in any manner they reasonably may deem appropriate. In the event the Company notifies the Holders at any time after the Holders have given notice of the matter that the Company is assuming the defense thereof, however, (A) the Company will defend the Holders against the matter with counsel of its choice reasonably satisfactory to the Holders, (B) the Holders may retain separate co-counsel at their sole cost and expense (except that the Company will be responsible for the fees and expenses of the separate co-counsel to the extent the Holders conclude reasonably that the counsel the Company has selected has a conflict of interest), (C) the Holders will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Company (not to be unreasonably withheld), and (D) the Company will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Holders from all liability with respect thereto, without the written consent of the Holders (not to be withheld unreasonably).

     8. FORM S-3 COVENANT. The Company represents and warrants to the Holders that since the end of the Company's last fiscal year, the Company and its subsidiaries have neither failed to pay any dividend or sinking fund payment on any preferred stock nor defaulted on any installment payment on borrowed money or rental payment under any long term lease, which defaults in the aggregate are material to the financial position of Delphi and its subsidiaries. The Company shall use its best efforts to remain eligible to use Form S-3 as a registration statement until all registration rights granted under Section 2.1 of this Agreement lapse.

     9. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been given if delivered, or five days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, or one business day after the time dispatched by telecopy; in every case addressed as follows:

          (a)  If to the Company:

               Delphi Information Systems, Inc.
               3501 Algonquin Road
               Rolling Meadows, Illinois  60008
               Attention:     Chief Financial Officer
               Telephone:     (708) 506-3100
               Telecopy:      (708) 590-8280

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          (b)  If to a Holder:

               To the address set forth in, or pursuant to the provisions of, the Merger Agreement or at such address as the party addressed may from time to time designate in writing to the other parties in like manner. Any communication dispatched by telecopy shall be confirmed by letter.

     10.  MISCELLANEOUS.

          (a) REMEDIES. With respect to the breach of any obligation of the Company under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will, to the extent permitted by applicable law, be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of such breach and hereby agrees, to the extent permitted by applicable law, to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. Without the written consent of the Holders of the then outstanding Registrable Shares, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Registrable Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's securities under any agreements previously entered into by the Company.

          (c) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Shares.

          (d) DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          (e) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois without reference to the principles of conflicts of laws.

          (f) COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, and may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          (g) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                              DELPHI INFORMATION SYSTEMS, INC.


                              By:       /s/ David J. Torrence
                                   ---------------------------------------------
                                   David J. Torrence
                                   President


                                        /s/ Phil Frandsen
                                   ---------------------------------------------
                                   Phil Frandsen


                                        /s/ Brenda Frandsen
                                   ---------------------------------------------
                                   Brenda Frandsen

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